UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 29, 2023

Innovative MedTech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

2310 York St, Suite 200 Blue Island, IL	60406
(Address of Principal Executive Offices)	(Zip Code)

(708) 925-9424
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about December 29, 2023, Innovative MedTech, Inc. (“Innovative” or the “Company”) entered into a Distribution License Agreement (the “Distribution License Agreement”) with Radical Clean Solutions Ltd., a Nevada corporation (“RCS”) which has developed several air cleaning devices that send out atmospheric hydroxyls to attach to either pathogens or VOCs, and then neutralize them, whether in the air or on surfaces, and which seek to mimic natural outdoor atmospheric hydroxyl.

The Distribution License Agreement gives the Company the right to distribute the RCS products in the following markets within the USA and Canada: (a) military, FEMA, and medical facilities (emergency room, urgent care, hospital, and outpatient clinic facilities), (b) adult day and nursing homes, (c) municipal pet shelters, zoos, equestrian and other veterinary facilities, (d) transportation hubs (via TSA Policy ordinances), and (e) educational facilities, and provided that the Company meets minimum sales requirements with respect to those RCS products, the Company’s distribution rights shall be exclusive in those markets.

The foregoing description of the Distribution License Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Distribution License Agreement, by and between Innovative MedTech, Inc., and Radical Clean Solutions Ltd., dated December 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Innovative MedTech, Inc.

Date: January 5, 2024	By:	/s/ Michael Jordan Friedman
Michael Jordan Friedman
President

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